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Exhibit 32.1

CERTIFICATION OF
CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER
UNDER SECTION 906 OF THE
SARBANES OXLEY ACT OF 2002, 18 U.S.C. § 1350

        In connection with the Annual Report on Form 10-K for the fiscal year ended December 31, 2011 of Lone Pine Resources Inc. (the "Company"), as filed with the Securities and Exchange Commission on the date hereof (the "Report"), David M. Anderson, President and Chief Executive Officer of the Company, and Edward J. Bereznicki, Executive Vice President and Chief Financial Officer of the Company, each certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to his knowledge:

  (1)
  the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

  (2)
  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: March 22, 2012	/s/ DAVID M. ANDERSON David M. Anderson President and Chief Executive Officer
Date: March 22, 2012	/s/ EDWARD J. BEREZNICKI Edward J. Bereznicki Executive Vice President and Chief Financial Officer

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  Exhibit 32.1
CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER UNDER SECTION 906 OF THE SARBANES OXLEY ACT OF 2002, 18 U.S.C. § 1350